Exhibit 99.1

Aptiv Reports First Quarter 2024 Financial Results
Solid Operating Performance

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported first quarter 2024 U.S. GAAP earnings of $0.79 per diluted share. Excluding special items, first quarter earnings totaled $1.16 per diluted share.

First Quarter Financial Highlights Include:
•U.S. GAAP revenue of $4.9 billion, an increase of 2%
◦Revenue increased 2% adjusted for currency exchange and commodity movements; growth over market of 3% based on AWM1 of (1)%
•U.S. GAAP net income of $218 million, diluted earnings per share of $0.79
◦Excluding special items, diluted earnings per share of $1.16
•U.S. GAAP operating income margin of 8.5%
◦Adjusted Operating Income margin of 11.1%, Adjusted Operating Income of $544 million; Adjusted EBITDA margin of 14.7%; Adjusted EBITDA of $720 million
•Generated $244 million of cash from operations
•Returned $600 million to shareholders through share repurchases

“Aptiv delivered solid results in the first quarter with 200 basis points of margin expansion year-over-year and a return to growth above market, despite a slowdown in electrification in North America and Europe and persistent labor and material cost headwinds,” said Kevin Clark, chairman and chief executive officer. “We secured significant new business awards totaling nearly $13 billion, including our first full system Gen 6 ADAS award and first power electronics win for the global market. While our revised full-year outlook reflects a more conservative growth forecast, primarily driven by reduced customer schedules, we will continue to benefit from both our portfolio of leading technologies and our relentless focus on cost optimization to drive outperformance through the back half of the year. Overall, we remain confident in our ability to deliver value to shareholders through innovation, profitable growth, strong cash flow generation and disciplined capital deployment.”

First Quarter 2024 Results
For the three months ended March 31, 2024, the Company reported U.S. GAAP revenue of $4.9 billion, an increase of 2% from the prior year period. Adjusted for currency exchange and commodity movements, revenue increased by 2% in the first quarter. This reflects growth of 7% in Asia, which includes 9% in China, and 2% in North America, partially offset by declines of 1% in Europe and 9% in South America, our smallest region.

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

The Company reported first quarter 2024 U.S. GAAP net income of $218 million and earnings of $0.79 per diluted share, compared to $146 million and $0.54 per diluted share in the prior year period. First quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $318 million, or earnings of $1.16 per diluted share, compared to $258 million, or $0.91 per diluted share, in the prior year period.
First quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $544 million, compared to $437 million in the prior year period. Adjusted Operating Income margin was 11.1%, compared to 9.1% in the prior year period, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives, and increased volumes. Depreciation and amortization expense totaled $230 million, an increase from $216 million in the prior year period.
Interest expense for the first quarter totaled $65 million compared to $67 million in the prior year period.
Tax expense in the first quarter of 2024, which includes unfavorable impacts from the enacted OECD Pillar Two Framework, was $76 million, resulting in an effective tax rate of approximately 21%. Tax expense in the first quarter of 2023 was $34 million, resulting in an effective tax rate of approximately 12%.
The Company generated net cash flow from operating activities of $244 million in the first quarter, compared to net cash flow used in operating activities of $9 million in the prior year period. As of March 31, 2024, the Company had cash and cash equivalents of $0.9 billion and total available liquidity of $3.4 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income, Adjusted EBITDA and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Program
During the first quarter of 2024, the Company repurchased 7.3 million shares for $600 million, leaving approximately $1.0 billion available for future share repurchases. All repurchased shares were retired.

Motional Funding and Ownership Restructuring Transactions
In April 2024, Aptiv and Hyundai Motor Group (“Hyundai”) entered into an agreement to restructure Aptiv’s ownership interest in Motional, AD LLC (“Motional”) and for Hyundai to provide additional funding to Motional, eliminating any requirements for additional future funding from Aptiv. These transactions are anticipated to result in the reduction of Aptiv’s common equity interest from 50% as of March 31, 2024 to approximately 15%, and are subject to regulatory approvals and customary closing conditions.

Full Year 2024 Outlook
The Company’s full year 2024 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2024
Net sales	$20,850 - $21,450
Adjusted EBITDA	$3,150 - $3,300
Adjusted EBITDA margin	15.1% - 15.4%
Adjusted operating income	$2,425 - $2,575
Adjusted operating income margin	11.6% - 12.0%
Adjusted net income per share (1)	$5.80 - $6.30
Cash flow from operations	$2,350
Capital expenditures	$1,000
Adjusted effective tax rate	~17.5%
(1) The Company’s full year 2024 financial guidance includes approximately $0.90 per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.239.9838 (U.S.) or +1.323.794.2577 (international) or through a webcast at ir.aptiv.com. The conference ID number is 9764963. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), asset impairments and other related charges, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding for the period. The Adjusted Weighted Average Number of Diluted Shares Outstanding assumes the application of the if-converted method of share dilution, if not already applied for GAAP purposes of calculating the weighted average number of diluted shares outstanding. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; global inflationary pressures; uncertainties created by the conflict between Ukraine and Russia, and its impacts to the European and global economies and our operations in each country; uncertainties created by the conflicts in the Middle East and their impacts on global economies; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company’s products, including the ongoing semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations, such as the United States-Mexico-Canada Agreement; changes to tax laws; future significant public health crises; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(in millions, except per share amounts)
Net sales	$4,901	$4,818
Operating expenses:
Cost of sales	4,023	4,058
Selling, general and administrative	366	342
Amortization	54	59
Restructuring	39	11
Total operating expenses	4,482	4,470
Operating income	419	348
Interest expense	(65)	(67)
Other income (expense), net	15	(1)
Income before income taxes and equity loss	369	280
Income tax expense	(76)	(34)
Income before equity loss	293	246
Equity loss, net of tax	(69)	(82)
Net income	224	164
Net income attributable to noncontrolling interest	6	3
Net loss attributable to redeemable noncontrolling interest	—	(1)
Net income attributable to Aptiv	218	162
Mandatory convertible preferred share dividends	—	(16)
Net income attributable to ordinary shareholders	$218	$146

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$0.79	$0.54
Weighted average number of diluted shares outstanding	275.31	271.17

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$941	$1,640
Accounts receivable, net	3,652	3,546
Inventories	2,371	2,365
Other current assets	727	696
Total current assets	7,691	8,247
Long-term assets:
Property, net	3,764	3,785
Operating lease right-of-use assets	530	540
Investments in affiliates	1,363	1,443
Intangible assets, net	2,326	2,399
Goodwill	5,110	5,151
Other long-term assets	2,860	2,862
Total long-term assets	15,953	16,180
Total assets	$23,644	$24,427
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$1,487	$9
Accounts payable	2,893	3,151
Accrued liabilities	1,576	1,648
Total current liabilities	5,956	4,808
Long-term liabilities:
Long-term debt	4,721	6,204
Pension benefit obligations	418	417
Long-term operating lease liabilities	442	453
Other long-term liabilities	688	701
Total long-term liabilities	6,269	7,775
Total liabilities	12,225	12,583
Commitments and contingencies
Redeemable noncontrolling interest	97	99

Total Aptiv shareholders’ equity	11,120	11,548
Noncontrolling interest	202	197
Total shareholders’ equity	11,322	11,745
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$23,644	$24,427

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(in millions)
Cash flows from operating activities:
Net income	$224	$164
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	230	216
Restructuring expense, net of cash paid	(36)	(24)
Deferred income taxes	32	(7)
Loss from equity method investments, net of dividends received	76	82
Other, net	42	33
Changes in operating assets and liabilities:
Accounts receivable, net	(106)	(131)
Inventories	(6)	(144)
Accounts payable	(179)	(73)
Other, net	(26)	(117)
Pension contributions	(7)	(8)
Net cash provided by (used in) operating activities	244	(9)
Cash flows from investing activities:
Capital expenditures	(265)	(269)
Cost of business acquisitions and other transactions, net of cash acquired	—	(38)
Cost of technology investments	(40)	(1)
Settlement of derivatives	—	(1)
Net cash used in investing activities	(305)	(309)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(6)	(8)
Repurchase of ordinary shares	(600)	(68)
Distribution of mandatory convertible preferred share cash dividends	—	(16)
Taxes withheld and paid on employees’ restricted share awards	(20)	(30)
Net cash used in financing activities	(626)	(122)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(12)	2
Decrease in cash, cash equivalents and restricted cash	(699)	(438)
Cash, cash equivalents and restricted cash at beginning of the period	1,640	1,555
Cash, cash equivalents and restricted cash at end of the period	$941	$1,117

Reconciliation of cash, cash equivalents and restricted cash and cash classified as assets held for sale
	March 31,
	2024	2023
	(in millions)
Cash, cash equivalents and restricted cash	$941	$1,100
Cash classified as assets held for sale	—	17
Total cash, cash equivalents and restricted cash	$941	$1,117

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended March 31,
	2024	2023	%
	(in millions)
Net Sales
Signal and Power Solutions	$3,487	$3,464	1%
Advanced Safety and User Experience	1,429	1,366	5%
Eliminations and Other (a)	(15)	(12)
Net Sales	$4,901	$4,818

Adjusted Operating Income
Signal and Power Solutions	$389	$374	4%
Advanced Safety and User Experience	155	63	146%
Adjusted Operating Income	$544	$437

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to ordinary shareholders for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
	2024	2023
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	275.19	271.01
Dilutive shares related to RSUs	0.12	0.16
Weighted average ordinary shares outstanding, including dilutive shares	275.31	271.17
Net income per share attributable to ordinary shareholders:
Basic	$0.79	$0.54
Diluted	$0.79	$0.54

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended March 31, 2024

Reported net sales % change	2%
Less: foreign currency exchange and commodities	—%
Adjusted revenue growth	2%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended March 31,
	2024		2023
	($ in millions)
	$	Margin	$	Margin
Net income attributable to Aptiv	$218		$162
Interest expense	65		67
Other (income) expense, net	(15)		1
Income tax expense	76		34
Equity loss, net of tax	69		82
Net income attributable to noncontrolling interest	6		3
Net loss attributable to redeemable noncontrolling interest	—		(1)
Operating income	$419	8.5%	$348	7.2%
Amortization	54		59
Restructuring	39		11
Other acquisition and portfolio project costs	28		14
Compensation expense related to acquisitions	4		5
Adjusted operating income	$544	11.1%	$437	9.1%

Segment Adjusted Operating Income
(in millions)
Three Months Ended March 31, 2024	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$317	$102	$419
Amortization	31	23	54
Restructuring	22	17	39
Other acquisition and portfolio project costs	19	9	28
Compensation expense related to acquisitions	—	4	4
Adjusted operating income	$389	$155	$544

Depreciation and amortization (a)	$161	$69	$230

Three Months Ended March 31, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$319	$29	$348
Amortization	36	23	59
Restructuring	7	4	11
Other acquisition and portfolio project costs	12	2	14
Compensation expense related to acquisitions	—	5	5
Adjusted operating income	$374	$63	$437

Depreciation and amortization (a)	$149	$67	$216

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2024	2023
	(in millions)
Net income attributable to Aptiv	$218	$162
Interest expense	65	67
Income tax expense	76	34
Net income attributable to noncontrolling interest	6	3
Net loss attributable to redeemable noncontrolling interest	—	(1)
Depreciation and amortization	230	216
EBITDA	$595	$481
Other (income) expense, net	(15)	1
Equity loss, net of tax	69	82
Restructuring	39	11
Other acquisition and portfolio project costs	28	14
Compensation expense related to acquisitions	4	5
Adjusted EBITDA	$720	$594

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding, as reconciled below, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2024	2023
	(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$218	$146
Mandatory convertible preferred share dividends	—	16
Net income attributable to Aptiv	218	162
Adjusting items:
Amortization	54	59
Restructuring	39	11
Other acquisition and portfolio project costs	28	14
Compensation expense related to acquisitions	4	5
Impairment of equity investments without readily determinable fair value	—	18
Loss on change in fair value of publicly traded equity securities	1	3
Tax impact of adjusting items (a)	(26)	(14)
Adjusted net income attributable to Aptiv	$318	$258

Adjusted weighted average number of diluted shares outstanding (b)	275.31	283.54
Diluted net income per share attributable to ordinary shareholders	$0.79	$0.54
Adjusted net income per share	$1.16	$0.91

(a)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(b)
In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Each share of MCPS automatically converted on June 15, 2023 into 1.0754 Aptiv ordinary shares. Dividends on the MCPS were payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. Prior to the conversion of the MCPS into ordinary shares in June 2023, for purposes of calculating Adjusted Net Income Per Share, the Company has excluded the MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS at the later of the beginning of the period or the time of issuance, and resulting issuance of the underlying ordinary shares applying the “if-converted” method on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the impact of the MCPS upon their conversion.

Adjusted Weighted Average Number of Diluted Shares Outstanding:
	Three Months Ended March 31,
	2024	2023
	(in millions)
Weighted average number of diluted shares outstanding	275.31	271.17
Weighted average MCPS Converted Shares	—	12.37
Adjusted weighted average number of diluted shares outstanding	275.31	283.54

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended March 31,
	2024	2023
	(in millions)
Cash flows from operating activities:
Net income	$224	$164
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	230	216
Restructuring expense, net of cash paid	(36)	(24)
Working capital	(291)	(348)
Pension contributions	(7)	(8)
Other, net	124	(9)
Net cash provided by (used in) operating activities	244	(9)

Cash flows from investing activities:
Capital expenditures	(265)	(269)
Cost of business acquisitions and other transactions, net of cash acquired	—	(38)
Cost of technology investments	(40)	(1)
Settlement of derivatives	—	(1)
Net cash used in investing activities	(305)	(309)

Adjusting items:
Adjustment for cost of business acquisitions and other transactions, net of cash acquired	—	38
Adjustment for cost of significant technology investments	40	—
Cash flow before financing	$(21)	$(280)

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2024 (a)
	($ in millions)
Adjusted Operating Income	$	Margin (b)
Net income attributable to Aptiv	$1,240
Interest expense	250
Other income, net	(50)
Income tax expense	325
Equity loss, net of tax	245
Net income attributable to noncontrolling interest (c)	30
Operating income	$2,040	9.6%
Amortization	220
Restructuring	160
Other acquisition and portfolio project costs	55
Compensation expense related to acquisitions	25
Adjusted operating income	$2,500	11.8%

Adjusted EBITDA
Net income attributable to Aptiv	$1,240
Interest expense	250
Income tax expense	325
Net income attributable to noncontrolling interest (c)	30
Depreciation and amortization	945
EBITDA	$2,790	13.2%
Other income, net	(50)
Equity loss, net of tax	245
Restructuring	160
Other acquisition and portfolio project costs	55
Compensation expense related to acquisitions	25
Adjusted EBITDA	$3,225	15.2%

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.
(c)	Includes portion attributable to redeemable noncontrolling interest.

Estimated Full Year
2024 (a)
Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to Aptiv	$1,240
Adjusting items:
Amortization	220
Restructuring	160
Other acquisition and portfolio project costs	55
Compensation expense related to acquisitions	25
Tax impact of adjusting items	(75)
Adjusted net income attributable to Aptiv	$1,625

Adjusted weighted average number of diluted shares outstanding	268.50
Diluted net income per share attributable to ordinary shareholders	$4.60
Adjusted net income per share	$6.05

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Jane Wu
+1.617.603.7941
jane.wu@aptiv.com